Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENT

On July 29, 2022, Targa Resources Corp. (“Targa” or the “Company”) closed on the acquisition of Lucid Energy Delaware, LLC (“Lucid”) from affiliates of Riverstone Holdings LLC and Goldman Sachs Asset Management for approximately $3.5 billion in cash (the “Lucid Acquisition”), subject to customary closing adjustments.

The following unaudited pro forma combined financial statement (“pro forma financial statement”) is based on Targa’s historical consolidated financial statements and Lucid Energy Group II LLC’s (“Lucid Parent”) historical consolidated financial statements, as adjusted, to give effect to the Lucid Acquisition. The pro forma financial statement is based on the historical financial statements of Lucid Parent because substantially all of its operating assets and liabilities are those of Lucid. The unaudited pro forma combined statement of operations for the year ended December 31, 2022 has been prepared to give effect to the acquisition as if it had occurred on January 1, 2022. The pro forma financial statement, including the notes thereto, should be read in conjunction with the historical consolidated financial statements and related notes of Targa that are included in Targa’s Annual Report on Form 10-K for the year ended December 31, 2022 and the historical consolidated financial statements and related notes of Lucid Parent which are filed as Exhibit 99.1 to this current report on Form 8-K. A pro forma balance sheet is not presented for the year ended December 31, 2022, as Targa’s most recent balance sheet already reflects the consummated transaction.

The pro forma financial statement reflects adjustments to Lucid Parent’s historical consolidated financial statements to exclude the impact of operations and debt not acquired or assumed by Targa and to conform Lucid Parent’s accounting policies to those of Targa. The transaction accounting adjustments for the acquisition consist of those necessary to account for the acquisition, including the final purchase price allocation. Targa funded the Lucid Acquisition with (i) $1.5 billion in proceeds drawn under its 3-year term loan facility; (ii) $1.25 billion from its underwritten public offering of senior notes that closed in July 2022; and (iii) $800 million drawn on its $2.75 billion revolving credit facility. The adjustments related to the issuance of this debt are shown in a separate column as “other transaction accounting adjustments.”

The pro forma adjustments do not give effect to any cost savings, operating synergies, or revenue enhancements expected to result from the Lucid Acquisition or the costs to achieve these cost savings, operating synergies and revenue enhancements.

The pro forma financial statement is presented for informational purposes only and is not necessarily indicative of the Company’s financial condition or results of operations that would have occurred had the transaction been consummated at the beginning of the period presented, nor are they necessarily indicative of future results. Actual results may differ significantly from those reflected in the pro forma financial statement for various reasons.

TARGA RESOURCES CORP.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2022

(in millions, except per share data)

		Six Months Ended 6/30/2022			One Month Ended 7/31/2022
	Targa Historical	Lucid Historical, As Adjusted (Note 2)	Transaction Accounting Adjustments		Lucid Historical, As Adjusted (Note 3)	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Pro Forma Combined
Revenues:
Sales of commodities	$19,066.0	$14.3	$—		$2.4	$—		$—		$19,082.7
Fees from midstream services	1,863.8	284.0	(7.8	)(a)	54.1	(1.5	)(a)	—		2,192.6

Total revenues	20,929.8	298.3	(7.8)		56.5	(1.5)		—		21,275.3
Costs and expenses:
Product purchases and fuel	16,882.1	36.6	(7.8	)(a)	6.1	(1.5	)(a)	—		16,915.5
Operating expenses	912.8	51.9	—		12.1	—		—		976.8
Depreciation and amortization expense	1,096.0	28.8	166.3	(b)	4.5	25.6	(b)	—		1,321.2
General and administrative expense	309.7	18.2	—		21.0	—		—		348.9
Impairment of long-lived assets	—	—	—		—	—		—		—
Other operating (income) expense	0.2	(0.4)	—		(0.5)	—		—		(0.7)

Income (loss) from operations	1,729.0	163.2	(166.3)		13.3	(25.6)		—		1,713.6
Other income (expense):
Interest expense, net	(446.1)	(0.6)	—		(0.1)	—		(121.3	)(c)	(568.1)
Equity earnings (loss)	9.1	—	—		—	—		—		9.1
Gain (loss) from financing activities	(49.6)	—	—		—	—		—		(49.6)
Gain (loss) from sale of equity method investment	435.9	—	—		—	—		—		435.9
Other, net	(15.1)	—	—		—	—		—		(15.1)

Income (loss) before income taxes	1,663.2	162.6	(166.3)		13.2	(25.6)		(121.3)		1,525.8
Income tax (expense) benefit	(131.8)	—	0.8	(d)	—	2.8	(d)	27.0	(d)	(101.2)

Net income (loss)	1,531.4	162.6	(165.5)		13.2	(22.8)		(94.3)		1,424.6
Less: Net income (loss) attributable to noncontrolling interests	335.9	—	—		—	—		—		335.9

Net income (loss) attributable to Targa Resources Corp.	1,195.5	162.6	(165.5)		13.2	(22.8)		(94.3)		1,088.7
Premium on repurchase of noncontrolling interests, net of tax	53.2	—	—		—	—		—		53.2
Dividends on Series A Preferred Stock	30.0	—	—		—	—		—		30.0
Deemed dividends on Series A Preferred Stock	215.5	—	—		—	—		—		215.5

Net income (loss) attributable to common shareholders	$896.8	$162.6	$(165.5)		$13.2	$(22.8)		$(94.3)		$790.0

Net income (loss) per common share - basic	$3.95	$0.72	$(0.74)		$0.06	$(0.10)		$(0.41)		$3.48

Net income (loss) per common share - diluted	$3.88	$0.70	$(0.71)		$0.06	$(0.10)		$(0.41)		$3.42

Weighted average shares outstanding - basic	227.3									227.3

Weighted average shares outstanding - diluted	231.1									231.1

See accompanying notes to the unaudited pro forma combined financial statement.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENT

Note 1. Basis of Presentation

The unaudited pro forma financial information has been derived from Targa’s Annual Report on Form 10-K for the year ended December 31, 2022, Lucid Parent’s unaudited financial statements for the six months ended June 30, 2022 which are filed as Exhibit 99.1 to this current report on Form 8-K, and Lucid Parent’s unaudited financial information for the month ended July 31, 2022. The unaudited pro forma financial information includes nonrecurring transaction costs of approximately $14.4 million from Targa’s historical financial statements and approximately $20.4 million from Lucid Parent’s unaudited financial information. Certain Lucid Parent historical amounts have been adjusted to exclude the impact of operations and debt not acquired or assumed by Targa and to conform Lucid Parent’s accounting policies to those of Targa. See Note 2. Adjustments to Lucid Parent’s Historical Financial Statements and Note 3. Adjustment to Lucid Parent’s Historical Financial Statements for additional information. The pro forma statement of operations is presented as if the Lucid Acquisition had been completed on January 1, 2022.

Note 2. Adjustments to Lucid Parent’s Historical Financial Statements

Certain adjustments have been made to Lucid Parent’s historical consolidated financial statements to exclude the impact of operations and debt not acquired or assumed by Targa and to conform Lucid Parent’s accounting policies to those of Targa. These adjustments are shown and described below.

LUCID ENERGY GROUP II LLC

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (AS ADJUSTED)

SIX MONTHS ENDED JUNE 30, 2022

(in millions)

	Lucid Historical	Adjustments		Lucid Historical, As Adjusted
REVENUES:
Product sales	$14.3	$—		$14.3	(iv)
Fee revenue	284.0	—		284.0	(iv)

Total revenues	298.3	—		298.3

COSTS AND OPERATING EXPENSES:
Cost of sales	14.3	22.3	(i)	36.6	(iv)
Operating expenses	74.2	(22.3	)(i)	51.9
General and administrative expense	18.2	—		18.2
Depreciation, accretion and amortization expense	28.8	—		28.8	(iv)
(Gain) loss on asset disposal	(1.6)	1.4	(ii)	(0.2	)(iv)

Total costs and operating expenses	133.9	1.4		135.3

OPERATING INCOME	164.4	(1.4)		163.0

OTHER INCOME (EXPENSE):
Interest and other income	0.2	—		0.2	(iv)
Interest expense	(42.9)	42.3	(iii)	(0.6	)(iv)
Loss on extinguishment of debt	—	—		—

Total other expense	(42.7)	42.3		(0.4)

INCOME BEFORE TAXES	121.7	40.9		162.6
Income tax benefit	—	—		—

NET INCOME	$121.7	$40.9		$162.6

Note 3. Adjustments to Lucid Parent’s Historical Financial Information

Certain adjustments have been made to Lucid Parent’s historical consolidated financial information to exclude the impact of operations and debt not acquired or assumed by Targa and to conform Lucid Parent’s accounting policies to those of Targa. These adjustments are shown and described below.

LUCID ENERGY GROUP II LLC

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (AS ADJUSTED)

MONTH ENDED JULY 31, 2022

(in millions)

	Lucid Historical	Adjustments		Lucid Historical, As Adjusted
REVENUES:
Product sales	$2.4	$—		$2.4	(iv)
Fee revenue	54.1	—		54.1	(iv)

Total revenues	56.5	—		56.5

COSTS AND OPERATING EXPENSES:
Cost of sales	2.4	3.7	(i)	6.1	(iv)
Operating expenses	15.8	(3.7	)(i)	12.1
General and administrative expense	21.0	—		21.0
Depreciation, accretion and amortization expense	4.5	—		4.5	(iv)
(Gain) loss on asset disposal	(4.4)	3.9	(ii)	(0.5	)(iv)

Total costs and operating expenses	39.3	3.9		43.2

OPERATING INCOME	17.2	(3.9)		13.3

OTHER INCOME (EXPENSE):
Interest and other income (expense)	—	—		—
Interest expense	(8.6)	8.5	(iii)	(0.1	)(iv)
Loss on extinguishment of debt	(36.8)	36.8	(iii)	—

Total other expense	(45.4)	45.3		(0.1)

INCOME BEFORE TAXES	(28.2)	41.4		13.2
Income tax benefit	—	—		—

NET INCOME	$(28.2)	$41.4		$13.2

(i)  Reflects adjustments to reclassify Lucid Parent’s power costs previously included in operating expenses to cost of sales to conform to Targa’s accounting policy.

(ii)  Reflects adjustments to Lucid Parent’s historical financial statements to exclude the impact of operations previously sold by Lucid Parent, prior to Targa’s acquisition of Lucid.

(iii)  Reflects adjustments to Lucid Parent’s historical financial statements to exclude Lucid Parent’s debt (including impact associated with interest expense and debt issuance cost amortization), which was not assumed by Targa.

(iv)  For pro forma purposes, certain income statement line items presented by Lucid Parent under GAAP have been reclassified to align with the presentation used by Targa under GAAP. These reclassifications are as follows:

•	Lucid Parent’s product sales line item to Targa’s sales of commodities line item.

•	Lucid Parent’s fee revenue line item to Targa’s fees from midstream services line item.

•	Lucid Parent’s cost of sales line item to Targa’s product purchases and fuel line item.

•	Lucid Parent’s depreciation, accretion and amortization expense line item to Targa’s depreciation and amortization expense line item.

•	Lucid Parent’s (gain) loss on asset disposal line item to Targa’s other operating (income) expense line item.

•	Lucid Parent’s interest and other income and interest expense line items to Targa’s interest expense, net line item.

Note 4. Purchase Price Allocation

Targa has determined it is the accounting acquirer in the Lucid Acquisition, which will be accounted for under the acquisition method of accounting for business combinations in accordance with ASC 805. The allocation of the purchase price to the fair value of assets acquired and liabilities assumed is based upon Targa management’s estimates and assumptions using information at the time of the valuation.

The following table presents the purchase price allocation among the assets acquired and liabilities assumed (in millions):

Consideration transferred:
Cash	$3,495.3

Total consideration transferred	3,495.3
Fair value of assets acquired:
Cash and cash equivalents	9.9
Trade receivables, net of allowances	211.0
Other current assets	3.5
Property, plant and equipment, net	1,669.0
Intangible assets, net	1,882.0
Other long-term assets	57.3

Total assets acquired	3,832.7
Fair value of liabilities assumed:
Current liabilities	236.7
Other long-term liabilities	100.7

Total liabilities assumed	337.4

Acquired assets and liabilities assumed	$3,495.3

Note 5. Transaction Accounting Adjustments

Adjustments included in the columns labeled “transaction accounting adjustments” and “other transaction accounting adjustments” in the pro forma financial statement are as follows:

(a)	Reflects elimination of activity between Targa and Lucid, prior to Targa’s acquisition of Lucid.

(b)

Reflects adjustments to remove historical depreciation and amortization expense and record depreciation and amortization expense utilizing a straight-line approach based on the fair values of property, plant and equipment and intangible assets, respectively. Depreciation expense is estimated based on a weighted-average useful life of 20 years. Amortization expense is estimated based on a useful life of 14 years.

(c)

Reflects adjustments to record the effects of Targa’s borrowings of $3.55 billion to finance the Lucid acquisition. These adjustments also include amortization of debt issuance costs and interest expense. Interest expense associated with the senior notes was calculated utilizing the applicable fixed rates. For the variable interest rate borrowings under the three-year term loan facility and the revolving credit facility, current interest rates reasonably close to this Form 8-K filing date of 5.8% and 5.9%, respectively, were utilized. A one-eighth percentage change in interest rates on the variable rate borrowings would result in an effect of $0.7 million on our interest expense, net for the year ended December 31, 2022.

(d)

Reflects the tax effect of the transaction accounting adjustments and Lucid Parent’s historical income (loss) before income taxes for the pro forma periods based on Targa’s blended statutory rate of 22.3%.